CONCORD EFS, INC.

                               INCENTIVE AGREEMENT


     AGREEMENT dated as of February 26, 1998 (the "Effective Date") between Concord EFS, Inc., a Delaware corporation with its principal place of business at 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee (the "Company"), and Edward A. Labry, III (the "Executive").

     1. Employment. The Company agrees to employ the Executive as President, with all of the authority and responsibility customarily accorded such positions. The Executive agrees, while employed hereunder, to perform his duties faithfully and to the best of his ability and in accordance with criteria established by the Board of Directors.

     2. Term. This Agreement shall begin as of the Effective Date and shall continue until February 25, 2003 unless terminated earlier for cause by the Company, cause to include failure to perform his duties faithfully and to the best of his ability and in accordance with criteria established by the Board of Directors. The rights, obligations and agreements of the Executive pursuant to Sections 6 and 7 hereof shall survive the termination of this Agreement for any reason.

     3. Compensation.

     3.1. Base Salary. As compensation for the Executive's services during the Term, the Company shall pay the Executive an annual Base Salary at the rate of $475,000 per year, payable with the same frequency as salaries paid to other senior executive officers. At least annually during the Term, the Compensation Committee of the Board of Directors (the "Committee") shall undertake an evaluation of the services of the Executive. The Committee shall consider the performance of the Executive, his contribution to the success of the Company, and other factors and shall adjust the annual Base Salary to be paid to the Executive. For continued performance at current levels, the parties expect an annual cost-of-living adjustment not to exceed 1.5 times the consumer price index change.

     3.2. Incentive Compensation. For each year, commencing in 1998, the Committee will establish an incentive compensation program which will have a bonus potential of 50% of Base Salary. Payment of one-half the bonus potential will be based on the rate of increase of fully-diluted earnings per share, taking into account historic performance, changes in capitalization and market expectation. Payment of the remaining one-half of the bonus potential will be based on the achievement of performance criteria determined by the Committee after discussion with the Executive. The bonus for each year will be accrued in the year for which it has been earned. Within a reasonable period after audited operating results have been determined for each year and the Company's
Compensation Committee has made its determination, payment of the incentive compensation for that year shall be made in cash, subject to applicable employment and withholding taxes, but only if the Executive is employed by the Company in good standing on the date of payment.

     4. STOCK OPTIONS.

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     4.1.  Special Options.  As of the date of this Agreement,  the Company will grant to the Executive, as an incentive for his entering into this Agreement, an option to purchase 500,000 shares of the Company's common stock with an option price equal to $30.38 per share, the fair market value of the Company's common stock on the date of this Agreement (the "First Option"). The First Option shall vest (a) as to 250,000 shares on the earlier of (i) February 26, 2003 or (ii) the first day after the closing price of the Company's common stock (adjusted for any capital changes) has averaged $48 or higher over twenty consecutive trading days, and (b) as to the remaining 250,000 shares on February 26, 2003. On the date described in clause (a)(ii) of the preceding sentence, if earlier than February 26, 2003, the Company will grant to the Executive an option to purchase 250,000 shares with an option price equal to $48.00 per share (the "Second Option") The Second Option shall vest (c) as to 125,000 shares on the earlier of (i) February 26, 2003, or (ii) the first day after the closing price of the Company's common stock (adjusted for any capital changes) has averaged $64 or higher over twenty consecutive trading days, and (d) as to the remaining 125,000 shares on February 26, 2003. On the date described in clause (c)(ii) of the preceding sentence, if earlier than February 26, 2003, the Company will grant to the Executive an option to purchase 125,000 shares with an option price equal to $64.00 per share (the "Third Option"). The Third Option shall vest as to all its shares on February 26, 2003. Except as provided in Section 7, if the Executive's employment with the Company is terminated at any time prior to any vesting date, the unvested portions of First, Second and Third Options shall lapse without vesting. All share numbers and prices shall be adjusted for capital changes.

     4.2. Regular Options. Each year during the term of this Agreement on or before the Company's annual meeting, the Company shall grant to the Executive an additional option to purchase up to 250,000 shares of the Company's common stock (adjusted for capital changes), with an option price equal to the fair market value of the Company's common stock on the date of grant ("Additional Option"). Options to purchase up to 125,000 shares each year will be based on growth in fully-diluted earnings per share, under the principles set forth in Section 3.2, and options to purchase up to 125,000 shares each year will be based on the achievement of other performance criteria determined by the Committee after discussion with the Executive. Except as provided in Section 7, the Executive shall become vested in any Additional Option in accordance with the Company's 1993 Incentive Stock Option Plan.

     5. Employee Benefits. The Executive shall participate in all "employee pension benefit plans" and in all "employee welfare benefit plans" (each as defined in the Employee Retirement Income Security Act of 1974), and all other benefits plans available to any of the Company's officers, maintained by the Company, on a basis no less advantageous to the Executive than the basis on which similarly situated executives participate (collectively, "Benefits"). Without limiting the generality of the foregoing, the Executive shall be entitled to the following Benefits:

     5.1. Medical Insurance. The Executive and the Executive's dependents shall be covered by medical insurance comparable in scope to the coverage afforded on the date hereof, with only such contribution by the Executive toward the cost of such insurance as may be required from time to time from other similarly situated executive employees.

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     5.2.  Deferred  Compensation.  The Company and the Executive  shall seek to establish a mutually satisfactory procedure permitting the Executive to defer a portion of his otherwise currently taxable compensation.

     5.3. Expenses. The Company shall reimburse the Executive from time to time for the reasonable expenses incurred by the Executive in connection with the performance of his obligations hereunder, subject to compliance with reasonable documentation procedures.

     5.4. Holidays and Vacations. The Executive shall be entitled to legal holidays and to annual paid vacation of up to four weeks, all in accordance with the Company's holiday and vacation policy.

     6. PROTECTIVE Agreements.

     6.1. Not to Compete. For the period beginning on the date of this Agreement and continuing for three years after the Termination Date (except as modified pursuant to Section 7.3), the Executive shall not, directly or indirectly (including through a spouse or other family member), engage in, invest in, or enter into or participate in, at any place within North America any Competitive Business (as defined below), either as an individual for his own account, or as a partner or a joint venturer, or as an officer, director, consultant, independent contractor or holder of more than a 1% equity interest in any other person, firm, partnership, corporation, limited liability company or other business entity or as an employee, agent, consultant or salesperson for any person. For purposes of this Section 6, the term "Competitive Business" shall mean any business of electronic transmission of financial data or any other business or commercial activity that competes with or is reasonably likely to compete with or adversely affect any part or area of the Company's current or proposed business at any time throughout the entire period of the Executive's employment by the Company.

     6.2. Not to Solicit or Interfere. For the period beginning on the date of this Agreement and continuing for three years after the Termination Date (except as modified pursuant to Section 7.3), the Executive shall not, directly or indirectly: (i) solicit, service, accept orders from, or otherwise have business contact with any person or entity who has, within the three-year period immediately prior to such termination of Executive's employment, been a customer of the Company; (ii) interfere with the contractual relations between the Company and any of its employees, vendors or agents; or (iii) employ or cause to be employed in any capacity, or retain or cause to be retained as a consultant, any person who was employed by the Company at any time during the one-year period ended on the date of termination of the Executive's employment.

     6.3. Confidential Information.

     (a) The Executive recognizes and acknowledges that during the course of his employment, he may have exposure to and develop special knowledge and skills concerning certain of the Company's Confidential Information (as defined below) vital to the Company's ability to compete successfully in its business. The Executive further acknowledges that it is vital to the Company's legitimate business interests that the confidentiality of such Confidential Information be preserved, and that use or reliance on such Confidential Information by or on behalf of any other business or commercial activity in competition with the

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Company could result in irreparable harm to the Company.  The Executive  further acknowledges that the Confidential Information is a valuable, special and unique asset of the Company's business, and that the Confidential Information is and shall remain the exclusive property of the Company and nothing in this Agreement shall be construed as a grant to the Executive of any rights, title or interest in the Confidential Information.

     (b) Without the prior written consent of the Company, approved by its Board of Directors, the Executive shall not, at any time either during or subsequent to his employment by the Company, use any Confidential Information (as defined below) for the benefit of anyone other than the Company, or disclose any Confidential Information to any person or party; the Executive may, however, use or disclose Confidential Information as required by his obligations to the Company or as necessary or desirable (and for the benefit of the Company) in connection with the Company's business (but all such permitted uses and disclosures shall be made under circumstances and conditions reasonably appropriate to preserve the Confidential Information as the Company's confidential property). In particular, without limiting the generality of the foregoing, the Executive shall not remove any Confidential Information, however embodied, from the Company's premises, facilities or place of business, except as required in the course of employment by the Company.

     (c) After the term of the Executive's employment with the Company, the foregoing restrictions shall not apply to Confidential Information which the Executive can establish by competent written proof:

     (i) was known, other than under binder of secrecy, to the Executive prior to his employment by the Company; or

     (ii) was subsequently obtained by the Executive, other than under binder of secrecy, from a third party not acquiring the information under an obligation of confidentiality from the disclosing party.

     (d) The term "Confidential Information" includes all information which is acquired by the Executive from the Company, its other employees, its suppliers or customers, its agents or consultants, or others, during his employment by the Company, and which relates to the present or potential businesses and products of the Company, as well as any other information as may be designated by the Company as confidential. The term Confidential Information may relate, for example, to Inventions (as defined below), trade secrets, computer software, research, development, design, engineering, manufacturing, purchasing, supplier lists, customer lists, price lists, accounting, profit margins, marketing or sales volume information or strategic plans; may include information contained, for example, in drawings, models, data, specifications, reports, compilations or computer programs; and may be in the nature of unwritten knowledge or technical or manufacturing know-how; but shall not in any event include any information which becomes generally known or available to persons in the business or industry of the Company other than as a result of acts or omissions attributable to the Executive.

     6.4 Specific Enforcement. The parties acknowledge that the Executive's breach of the provisions of this Section 6 could cause irreparable harm to the Company. It is agreed and acknowledged that the remedy of damages will not be adequate for the enforcement of such provisions and that such provisions may be enforced by equitable relief, including injunctive relief or specific

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performance,  which  relief  shall be  cumulative  and in  addition to any other relief to which the Company may be entitled.

     6.5. Enforceability Amendment. If at any time any of the provisions of this
Section 6 shall be deemed invalid or unenforceable or are prohibited by the laws of the state or place where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement; and the Company and the Executive agree that the provisions of this Section 6, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     7. Change in control. Upon a Change in Control of the Company (as defined in this Section 7), the following changes shall be made in the provisions of this Agreement:

     7.1. Incentive Compensation. The full bonus potential will be paid for the year in which the Change in Control occurs.

     7.2. Stock Options. All stock options granted before the Change in Control pursuant to Sections 4.1 and 4.2 of this Agreement will become fully and immediately exercisable upon the Change in Control.

     7.3.  Protective  Agreements.   The  period  during  which  the  protective
agreements set forth in Section 6.1 and Section 6.2 may be enforced shall be reduced to the six-month period following the Change in Control.

     7.4. Definition of Change in Control. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     (a) Any person is or becomes the beneficial owner as defined in Rule 13d-3 under the Securities Exchange Act of 1934 ("Exchange Act"), directly or indirectly, of securities of the Company representing fifty percent or more of the combined voting power of the Company's then outstanding voting securities; or

     (b) the stockholders of the Company shall have approved a plan of complete liquidation of the Company or the Company shall have sold or disposed of all or substantially all of the Company's assets (or completed a transaction having a similar effect).

     8. Governing Law. This Agreement shall be deemed a contract made and performed in Tennessee and shall be governed by the laws of Tennessee.

     9. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties and may be altered or amended or any provision hereof waived only by an agreement in writing signed by the party against whom enforcement of any alteration, amendment, or waiver is sought. No waiver by any party of any breach of this Agreement shall be considered as a waiver of any subsequent breach.

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     10. Binding Obligations.  This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Executive and his personal representatives.

     11. Assignability. Neither this Agreement nor any benefits payable to the Executive hereunder shall be assigned, pledged, anticipated, or otherwise alienated by the Executive, or subject to attachment or other legal process by any creditor of the Executive, and notwithstanding any attempted assignment, pledge, anticipation, alienation, attachment, or other legal process, any benefit payable to the Executive hereunder shall be paid only to the Executive or his estate.

     12. NOTICES. All payments, notices or other communications required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent be registered or certified mail, return receipt requested, postage prepaid, addressed to the parties.


     IN WITNESS WHEREOF, the Company, by its officer hereunto duly authorized, and the Executive have signed and sealed this Agreement as of the date first written above.

                                      CONCORD EFS, INC.



                                      By:/s/Dan M. Palmer
                                         --------------------------------------
                                         Dan M. Palmer, Chief Executive Officer

                                         /s/Edward A. Labry, III
                                         --------------------------------------
                                         Edward A. Labry, III